Exhibit 20.1


Chase Manhattan Grantor Trust 1995-A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 28 Beginning Date                     12/01/1997
Due Period 28 End Date                           12/31/1997
Determination Date                               01/09/1998
Remittance Date                                  01/15/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 17.4217666940

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 1.2941463282

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 323,609.84
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.2156910525

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 4,008,909.18
      B. From Current Period                                     $ 4,006,549.25
      C. Change in Amount Between Periods (Lines B - A)             $ -2,359.93

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 362,193,243.92
      B. Initial Certificate Balance                         $ 1,500,339,658.38
      C. Pool Factor (Lines A / B)                               0.241407498560

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 19,416,590.57
      B. Available Cash Collateral Amount Percentage            4.999999999871%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 19,416,590.57
      B. For the Next Collection Period                         $ 18,109,662.20